EXHIBIT 3.1
New York State Department of State DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE One Commerce Plaza 99 Washington Ave. Albany, NY 12231-0001 www.dos.ny.gov

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
Orion Futures Fund L.P.

(Insert Name of Domestic Limited Partnership)

Under Section 121-202 of the Revised Limited Partnership Act

FIRST: The name of the limited partnership is:
Orion Futures Fund L.P..

If the name of the limited partnership has been changed, the name under which it was formed is:
SALOMON SMITH BARNEY ORION FUTURES FUND L.P.

SECOND: The date of filing of the certificate of limited partnership is:

03/22/1999                                                                                            .
THIRD: The amendment effected by this certificate of amendment is as follows:
(The subject matter and full text of each amended paragraph must be stated.
FOR EXAMPLE, a certificate of amendment changing the name of the limited partnership would read as follows:
Paragraph FIRST of the Certificate of Limited Partnership relating to the name of the limited partnership is amended to read in its entirety as follows:
 FIRST: The name of the limited partnership is (….new name….).
Amendments regarding the admission or withdrawal of a general partner must include the date of the admission or withdrawal and the name and business or residence street address of such general partner.
Paragraph FIRST                                     of the Certificate of Limited Partnership relating to

the name of the limited partnership

is hereby amended to read in its entirety as follows:
FIRST: The name of the limited partnership is Ceres Orion L.P.

Paragraph ____________________ of the Certificate of Limited Partnership relating to

DOS-1385-f (Rev. 04/17)	Page 1 of 2

is hereby amended to read in its entirety as follows:

By: Patrick T. Egan, Authorized Person of Ceres Managed Futures LLC, General Partner

X /s/ Patrick T. Egan (Signature of General Partner) X (Signature of General Partner)	Patrick T. Egan (Type or Print Name) (Type or Print Name)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
Orion Futures Fund L.P.

(Insert Name of Domestic Limited Partnership)

Under Section 121-202 of the Revised Limited Partnership Act

Filed by:	Patrick T. Egan Name Morgan Stanley Company, if Applicable 522 Fifth Avenue Mailing Address New York, NY 10036 City, State and Zip Code

NOTES:
1.
The name of the limited partnership and the date of filing of its certificate of limited partnership must exactly match the records of the Department of State. This information should be verified on the Department of State’s website at www.dos.ny.gov.

2.
This form was prepared by the New York State Department of State for filing a certificate of amendment of the certificate of limited partnership for a domestic limited partnership. It does not contain all optional provisions under the law. You are not required to use this form. The Department of State recommends that legal documents be prepared under the guidance of an attorney.

3.	The certificate must be signed by at least one general partner and, if applicable, each other general partner designated in this certificate as a new general partner.
4.	This certificate must be accompanied by a fee of $60 made payable to the Department of State.

(For office use only)